EXHIBIT 23.1

                     Consent of KPMG LLP

The Board of Directors
Brinker International, Inc.:


We consent to the use of our report incorporated herein by reference. Our report refers to a change in accounting for the cost of start-up activities in fiscal 1999.



                                   /s/ KPMG LLP

Dallas, Texas
July 25, 2000